COMMERCIAL LEASE
EXHIBIT 10.10
BETWEEN
MICHALE AND CHRISTINA GEIS (LANDLORD)
AND
LABWIRE (TENANT)

This Lease (the "Lease") is made as of the 1st day of March, 2008, (the "Lease Date”) between Michael and Christina Geis ("Landlord") and Labwire (“Tenant”).

In consideration of the rent to be paid and the promises and obligations of landlord and Tenant under this Lease, It is agreed as follows:

ARTICLE 1.  LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of a multi-tenant property located at 105 West Lakeway in Gillette, Campbell County, Wyoming (the "Property”). The portion of the Property leased to Tenant is Suites A & B, containing approximately 2,000 square feet of floor area (the” Premises”).

ARTICLE 2.  TERM

Section 2.1   TERM AND COMMENCEMENT DATE
The term of this Lease (the “Term”) will begin on the Commencement Date (as defined below), and will end of the to day of the FEB, full calendar year thereafter.

The "Commencement Date" will be the execution date of this Lease. The Term shall be    One (1) year(s) from the commencement date.

Section 2.2   HOLDING OVER
If Tenant holds possession of the Premises of my portion thereof after the end of the Term, Tenant will be deemed a tenant from month to month at the Rent and otherwise upon the terms of this Lease. Such tenancy may be terminated by party upon not less- than thirty (30) days prior written notice to the other.

SECTION 2.3   GRANT OF APPROVALS
Landlord agrees to cooperate with Tenant and the state, county or municipal authorities in obtaining such permits, licenses and approvals and will execute any documents reasonably for to conduct business on the premises.

SECTION 2.4   ENTRY PRIOR TO TERM
Prior to the Commencement Date, Tenant may enter the property and the Premises in order to inspect Landlord's construction, measure the Premises, construct leasehold improvements and install furniture, fixtures and equipment, without obligation to pay rent or any other charge.

ARTICLE 3.  RENEWAL OPTIONS

The initial Term provided for in Section 2.1 above is sometimes referred to as the "Initial Term.” to distinguish it from the Renewal Terms provided for in this Article 3.

Tenant will have   "Five” (5) separate, successive option (''Renewal Option") to extend the Term for an additional period of ONE (1) years ("Renewal Term”). Said Renewal Term will commence upon the expiration of the Initial Term,   Each successive Renewal Term will commence upon the expiration of the previously exercised Renewal Term.

The Renewal Term may he exercised by written notice from Tenant to Landlord given not later than three (3) months prior to the expiration, of the Initial Term. Subsequent Renewal Options may be exercised by written notice from Tenant to Landlord given not less than three (3) months prior to the expiration of the previously exercised Renewal Term.

The Renewal Term will he upon the same terms and conditions as during the Initial Term except as otherwise provided.

As used in this Lease, "Term" means both the Initial Term and to the extent Renewal Options have been exercised, the Renewal Terms, unless the context clearly requires otherwise.

ARTICLE 4.  RENT

Tenant agrees to pay Landlord, as Rent for the Premises, at the year rate computed on square footage payable in equal monthly installments on or before the first day of each calendar month during the Term, The rental rate shall be Two Thousand Six Hundred Dollars ($2,600.00) plus utilities.

Annual Rent in the renewal term shall be adjusted based upon the percentage increase or decrease in the Consume Price Index for All Urban Consumers (SPI-U) U.S. City Average. All Items (1982-84 – 100) as established by the U.S. Department of Labor, Bureau of Labor Statistics, or similar successor index (the “CPI"). The Annual Rent for the two (2) year period shall be determined by multiplying the Annual Rent for the last full year of the original term, by a fraction, the numerator of which is the CPI for the first month of the three year period for which such adjustment is being made, and the denominator of which is the CPI for the first month of the preceding three year period. Provided, however, in no event shall the Annual Rent as adjusted hereby increase for any three year period be greater than two percent (23%) of the Annual Rent for the prior one (1) year period. In no event shall the Annual Rent be decreased.

ARTICLE 5.  TAXES

SECTION 5.1   PERSONAL PROPERTY TAXES
Tenant will pay, without contribution from Landlord, all taxes on Tenant's personal property and trade fixtures that are assessed and payable during the Term.

SECTION 5.2   REAL ESTATE TAXES
Landlord will pay, without contribution-from Tenant, all real estate taxes, special assessments, impact fees and other governmental impositions upon or against the Property of every kind and nature that are assessed or payable during the Term.

ARTICLE 6.  UTILITIES

Tenant will be responsible for all utilities. Landlord does not provide any utilities service for the Property.

ARTICLE 7.  REPAIRS TO PREMISES

SECTION 7.1   LANDLORD’S REPAIRS
Landlord will maintain and all repairs: (1) to the exterior, roof, roof drains, gutters and downspouts, and structural portions of the building, including the floor slab, bearing walls and foundations; (ii) to all systems, including electrical, mechanical, plumbing, water and sewer.

SECTION 7.2   TENANT’S COVENANTS
Tenant agrees:
A.	To return the Premises, at the expiration of this Lease, in as good condition as when they were entered upon by Tenant, except fox ordinary wear and tear or loss by fire or other casualty.
B.	To use the Premises solely for testing of bodily substances, it being acknowledged that no other use of the Premises may be made without the prior, written consent of Landlord.
C.	To keep the Premises in a clean and sanitary condition, free from litter, dirt, debris and obstruction.
D.	Not to engage in or allow any disorderly conduct, noise, or nuisance on the Premises.
E.
Not to hold or attempt lo hold Landlord liable for any injury or damage fire, defective wiring, freezing pipes or the like, it being understood that all personal property in the Premises shall be at the risk of Tenant.

F.
Not to use the Premises for any purpose which would void the insurance or render the insurance risk more hazardous at present. If the insurance risk becomes more hazardous than at present, due to the negligence of Tenant or its members, Tenant shall be liable for the entire increase in the cost of insurance.

G.	To allow Landlord or his agent to go through, view, and inspect the Premises, during regular business hours, upon three (3) days notice by Landlord.

SECTION 7.3   TENANT’S REPAIRS
Except for reasonable wear and tear and repairs required of Landlord pursuant to this, Article, Tenant will repair and maintain the Premises in good order and condition. Tenant will maintain and make all repairs to (i) the interior of the Premises, including wall coverings, flooring and Tenant’s personal property and equipment, and (ii) Tenant’s exterior signage, canopies and other trade dress. Tenant shall properly use and maintain oil/water separator located in the garage area. Tenant shall comply with the City, County and State rules, regulations and laws in the use of the garage area.

ARTICLE 8.  ALTERATIONS

SECTION 8.1   REDECORATION, ALTERATIONS, CHANGES AND/OR INSTALLATIONS
Tenant may redecorate the interior of the Premises mid make such alterations, changes and/of installations at Tenant may from time to time think are necessary or desirable; provided, however, that such alterations, changes and/or installations may not impair the electrical or mechanical systems servicing the Premises or the structural soundness of the Premises or the Property.

SECTION 8.2   NETWORK COMMUNICATION
Landlord authorizes Tenant to perform such work as may be necessary, within or outside the Premises, to permit Tenant to properly connect the Premises to the Network and thereafter maintain such connection, all at Tenant's expends and in accordance with plans prepared by Tenant and approved by landlord, which approval may not be unreasonably withheld, conditioned or delayed Landlord agrees to cooperate fully with Tenant to secure the permits and approval necessary 1o the performance of such work and to facilitate completion of such work. If, for any reason other than the act or omission of Tenant, including the inadequacy of facilities or services provided by a Local Exchange Carrier or other provider, the connection of the Premises to the Network cannot be accomplished within a time or at a cost acceptable to Tenant, or the connection is broken or becomes inadequate for Tenant's purposes, then Tenant may terminate this Lease by written notice to Landlord.

SECTION 8.3   ANTENNA CAN COMMUNICATION EQUIPMENT
Tenant may install a satellite dish antenna and other communication equipment at the Property after first receiving landlord's written approval, which approval may not be unreasonably withheld, conditioned or delayed. If located upon the roof of the building, the antenna/equipment will be mounted on a non-penetrating skid that distributes the weight, or otherwise installed so that it will not damage the roof. Tenant will repair my by the installation or removal of such equipment.

SECTION 8.4  PROTECTING WALLS FROM WATER DAMAGE
Tenant will also e responsible for protecting walls from water damage. Tenant is also responsible, if required by the City, to properly ventilate the wash bay area from exhaust fumes.

ARTICLE 9   USEOF PREMISES

SECTION 9.1   PERMITTED USE
The Premises may be used and occupied for the testing of bodily substances, for office, administrative and other uses incidental or related thereto and for such other uses to which Landlord gives its written consent, which consent will not be unreasonably withheld, conditioned or delayed.

SECTION 9.2   PERMITTED USE
Tenant will use and occupy the Premises so as to comply with all applicable laws and regulations pertaining to its use.

SECTION 9.3   LANDLORD’S COMPLIANCE WITH LAWS
Landlord’s ownership and control of the Property will be in compliance with all laws and regulations now in force or which may hereafter be applied to ownership or control of real property, including, without limitation, laws and regulations related to mechanical, electrical, structural, seismic, life safety, fire safety, accessibility and environmental conditions.

ARTICLE 10.  INSURANCE AND INDEMNITY

SECTION 10.1    TENANT’S INSURANCE
Tenant will maintain in full force and effect during the Term commercial general liability insurance, insuring Landlord and Tenant as their interests may appear, against any and all claims and demands for damage to property or injury to persons or loss of life arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with a combined single coverage of not less than One Million Dollars ($1,000,000). Tenant will also maintain in full force and effect during the Term any legally required workers' compensation insurance covering all of Tenant's employees working on the Premises.

SECTION 10.2  LANDLORD’S INSURANCE
Landlord will maintain in full force and effect commercial general liability insurance as their interests may appear, against any and all claims and demands for damage to property or injury to persons or loss of life arising out of or related to Landlord’s activities on or ownership, management, maintenance or repair of the Property with a combined single limit coverage of not less than One Million Dollars ($1,000,000). Landlord will also maintain in full force and effect a policy of "all risk" broad form fire and extended coverage insurance in an amount equal to the full replacement cost of the Property, and Landlord warrants and agrees that all proceeds received from such insurance shall be used in the first instance in accordance with Landlord's obligations under Article 10.3 of this Lease.

SECTION 10.3  QUALITY OF POLICIES AND CERTIFICATES
All policies of insurance will he issued by an insurer with an A.M. Best's rating of A- or better. The parties will deliver to each other, on request, copies of certificates of insurance showing that policies in compliance with this Article 10 are in effect all policies of insurance will require the insurer to notify Landlord and Tenant at least thirty (30) days prior to cancellation, amendment or revision of coverage.

SECTION 10.4   WAIVER OF SUBROGATION
Landlord and Tenant each waive any right to recover against the other for damage to the Property or the Premises or any part thereof or any property thereon, but only to the extent that said damage is covered by insurance actually carried or required to be carried by cither Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier.

SECTION 10.5   BLANKET POLICY
Any policy of insurance may be maintained, under a so-called "blanket policy" insuring other parties and other locations so long m the minimum insurance policy requirements and limits set forth above are maintained.

SECTION 10.6   TENANT’S INDEMNIFICATION
Except for damage or injury caused by the willful or negligent act or emission of Landlord, its agents or employees. Tenant will indemnify, defend and hold Landlord, its agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorney's fees), damages or expenses or any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant, its agents or employees.

SECTION 10.7   LANDLORD’S INDEMNIFICATION
Except for damage or injury caused by the willful or negligent act or omission of Tenant, its agents or employees.  Landlord will indemnify, defend and hold Tenant, its agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorney's fees), damages or expenses or any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Landlord, its agents or employees.

SECTION 10.8   FIRE AND OTHER CASUALTY
If the Premises and/or the Premises should be totally destroyed by fire or other casualty or be so badly damaged that, in the opinion of Landlord, it is not feasible to repair such damage, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days after such fire or other casualty occurs.  If the Premises are partially damaged by fire or other casualty and Landlord determines to repair and restore such damage, this Lease shall not terminate, but the rent shall be appropriately reduced until such repairs are substantially completed.

Landlord shall undertake and complete such repairs with due diligence. If the damage exceeds Ten Thousand Dollars ($10,000.00) and such repairs are not initiated within ninety (90) days after the fire or other casualty, or if they are not completed within one hundred eighty (180) days after the fire or other casualty, Tenant may terminate this Lease by giving written notice of termination to Landlord.   Provided further, that if the damage is Ten Thousand Dollars ($10,000 00) or less. Landlord shall commence such repair within thirty (30) days after the fire or other casualty and shall complete them within ninety (90) days after such fire or other casualty, and Tenant shall have a right to terminate by written notice of termination to Landlord.

ARTICLE 11.  ASSIGNMENT AND SUBLETTING

Tenant may not sublet all or any part of the Premises or assign this Lease in whole or in part, without the prior written consent of Landlord.  Landlord shall not unreasonably withhold their consent to any such assignment or subletting; in that regard. Tenant acknowledge and agree that Landlord may utilize reasonable standards for such evaluation, including the factor of the financial ability of the proposed new tenant to make the payments and perform the other covenants mid conditions of this Lease; the business experience and reputation of the proposed new tenant; and the nature of the proposed new tenant's proposed use of the Premises. The sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest in Tenant shall be deemed an assignment of this Lease and may not be made without the prior consent of Landlord's, as aforesaid. A series of transactions having a cumulative effect of transferring, or creating a right to acquire or receive, more than fifty percent (50%) of such controlling interest shall likewise be deemed an assignment of this Lease, for which such consent shall be required,  Any attempted assignment or subletting m violation of this Paragraph 12 shall be void,  No assignment for the benefit of creditors or by operation of law shall be effective to transfer any rights to an assignee without the prior, written consent of Landlord.

If this Lease is assigned, or if the Premises are sublet or occupied by anyone other than Tenant,   Landlord may collect rent from such person and shall apply the net amount collected to the rent set forth herein. No such collection shall be deemed a waiver of Landlord's right to require written consent to such action, nor shall it release Tenant from the obligations of this Lease.

ARTICLE 12.  ENCUMBRANCE

This Lease is subject to and subordinate to the lien of any trust deed, contract of sale, or mortgage now on the Premises or at any time hereafter placed against the property.  Upon request from Landlord, Tenant agrees to execute and deliver further documents evidencing such subordination.

ARTICLE 13.  MECHANICS’ LIENS

Tenant shall promptly pay for any work done by Tenant or at Tenant request on the premises and shall not permit any mechanics' liens to attach to the Premises. If a mechanic's lien is filed, Tenant shall promptly pay the claim involved, in order to obtain release of the mechanic's lien, or shall secure the release of the lien pursuant to the statutory procedure therefore, if Tenant desires to contest such lien.

ARTICLE 14.  FIXTURES

All equipment and other personal property of Tenant will remain the property of Tenant and Tenant may remove all or any portion of such property from the Premises or the Property at any time.  No sign, awning, canopy or other item including in or displaying any element of Tenant's tradedress will become Landlord's property or be deemed part of the real estate regardless of the location or means of attachment of such item, and all such items may be removed from the Premises or the Property by Tenant at any time.

ARTICLE 15.   SIGNS

Except for signs which are located within the Premises and are not attached to any part of the Premises, no sign or awning may be placed by Tenant in or on the interior or exterior of the Premises, regardless of its size or value, without the prior, written consent of Landlord, which consent shall not be unreasonably withheld.

Tenant shall maintain all signs and awnings approved by Landlord hereunder in good condition and repair, at Tenant, sole cost and expense, during the entire term of this Lease. Upon the expiration or termination of this Lease, Tenant shall remove all such signs and awnings, at Tenant's expense, and shall promptly and properly repair any damage and fill any holes caused by the installation and removal of such signs and awnings.

ARTICLE 16.   DEFAULT BY TENANT

If Tenant defaults in the payment of rent, or in any other covenant of this Lease Agreement,  Landlord shall have the right to give notice specifying the default and allowing Tenant ten (10) days' grace thereafter in which to cure said default by making all payments due hereunder or otherwise undertaking a course of performance in cure of the default. Any tender of money from Tenant that does not pay in full all Base Rent and other monthly obligations required hereby, together with all applicable late charges and any other charge due from Tenant in accordance with the terms of this Lease, may be accepted by Landlord without prejudice to Landlord's pursuit of the remedies available to Landlord hereunder, if Tenant's default is not timely cured.  Landlord shall have no obligation whatever to utilize funds from the security deposit to cure any such monetary default.

If Tenant fails to cure the default within said grace period, Landlord may pursue all remedies available to them under the forcible entry and detainer statute of Wyoming,

If Tenant is in default under the terms, of this Lease and has abandoned the Premises, Landlord shall have the right to remove all of Tenant's property from the Premises and to dispose of such property in a reasonable manner. Abandonment of the Premises by Tenant shall not terminate this Lease, and Tenant shall remain liable for all monetary and other terms of this Lease, throughout the entire lease term, less the net amounts received by Landlord from re-letting the Premises.

If Tenant makes an assignment of Tenant's business or property for the benefit of Tenant's creditors; or if Tenant's leasehold interest hereunder shall be levied upon by execution or seized by virtue of any writ of any court of law; or if any application is made for the appointment of a receiver for the business or property of Tenant; Tenant shall he in default of this Lease, and Landlord may pursue all remedies available to it under the forcible entry and detainer statute of Wyoming.

The remedies set forth herein shall not be exclusive of any other remedy available to Landlord under the statutes and court decisions of the State of Wyoming. Said remedies shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission by landlord to exercise any right or power arising from any default hereunder shall impair such right or power or be construed as a waiver of any such default or acquiescence therein. Landlord’s acceptance of rent shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to the remedies referred to herein.

Any amount due to Landlord that is not paid when due hereunder shall bear interest at the rate of six percent (6%) per annum above the Prime Rate reported in the WALL STREET JOURNAL as of the due date, from such due date until paid.

ARTICLE 17.   DEFAULT BY LANDLORD

If Landlord fails to perform any covenant, condition, or agreement on its part to be performed under this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period or does not diligently pursue such cure to completion), then such failure will constitute a default hereunder and Landlord will be liable to Tenant for damages sustained by Tenant to the extent they are a result of Landlord's default. If, after notice to Landlord (except in an emergency when no notice will be required), Landlord fails to promptly cure its failure to perform and that failure could cause injury to persons, damage to the Premises or to Tenant's property or interfere with the conduct of Tenant's business at the Premises, then tenant will have the right, but not the obligation, to cure Landlord's failure to perform for the account and at the expense of Landlord. Landlord agrees to promptly reimburse Tenant for the reasonable cost of such cure following receipt from Tenant of an itemized statement of such cost.

ARTICLE 18.   QUIET ENJOYMENT

Landlord agrees that, so long as Tenant is paying the Rent and performing its other obligations under this Lease, Tenant will peaceably and quietly have, hold and enjoy the Premises throughout the Term.

ARTICLE 19.   HAZARDOUS MATERIALS

SECTION 19.1  DEFINITION – “HAZARDOUS MATERIALS”
The term "Hazardous Materials" means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or material, including, without limitation, gasoline, waste oil and other petroleum products and constituents thereof, which are now or may become regulated under any federal, state or local statute, regulation, ordinance or other law now or hereafter in effect, including, without limitation, any substance, waste or material which is now or hereafter (a) designated as a "hazardous substance" under the Federal Water Pollution Control Act and/or the Comprehensive Environmental Response, Compensation, and Liability Act, (b) designated as a hazardous waste or regulated substance pursuant to the Resource Conservation and Recovery Act, (c) designated or listed as a hazardous material under the Hazardous Material Transportation Act, or (d) is in any way regulated as a hazardous material or toxic substance under the laws of the state wherein the Premises is located.

SECTION 19.2   USE, STORAGE AND/OR DISPOSAL
Tenant covenants and agrees to comply with all laws regarding hazardous materials. Tenant shall not use, generate, store or dispose of any hazardous material on, under or about the Premises, except in full compliance with all applicable laws, ordinances, rules, and regulations.

If Tenant intends to use, generate, handle, store or dispose of any hazardous material on the Premises, Tenant shall inform Landlord of such fact, in writing, prior to performing such activity. Tenant shall provide Landlord copies of all communications to or from any governmental authority or any other third party relating to hazardous materials and concerning the Premises, within three (3) business days after sending or receiving any such item.

SECTION 19.3  INDEMNIFICATION
(a)   Tenant hereby indemnifies, and agrees to hold Landlord harmless from, any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including reduction in the value of the Premises or the Premises as well as all sums paid to settle claims; investigation costs; or costs of cleanup, removal or restoration work) which arise as a result of or in connection with any breach of the foregoing covenants.  Said indemnity shall accrue to the benefit of the employees, directors, officers, agents, and/or partners of Landlord.

(b)   In the event that any investigation, monitoring, containment, cleanup, removal, remediation, restoration or other work of any kind or nature (“Remedial Work”) is required, reasonably necessary or desirable under any applicable federal, state or local law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or into the air, soil, groundwater, surface water or soil vapor at, in, about, under or within the Property (or any portion thereof), the party who has an obligation to indemnify the other will, within 30 days after written demand for performance thereof by the indemnitee (or within a shorter period of time as may be required under any- applicable law, regulation, order or agreement), commence to perform,  or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work.   All Remedial Work will be performed by one or more contractors, approved in advance in writing by the indemnitee, and under the supervision of a consulting engineer approved in advance in writing by the indemnitee. All costs and expenses of such Remedial Work will be paid by the indemnitor, including without limitation, the charges of such contractor(s) and/or the consulting engineer, and the attorneys' fees and any costs incurred by the indemnitee in connection with the monitoring or review of such Remedial Work.   In the event the indemnitor fails to timely commence or cause to be commenced, or fails to diligently prosecute to completion, such Remedial Work the indemnitee may, but will not be obligated to, cause such Remedial Work, to be performed,  and all costs and expenses   thereof,  incurred in connection therewith, will be
reimbursed by the indemnitor.

(c)    Nothing contained in this indemnification will prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which either party may have against the other party or against any of its predecessors or successors in interest, or any other party under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as it may be amended from time to time, or of other applicable federal, state, or local laws.

ARTICLE 20.  COMMON AREAS

SECTION 20.1   COMMON AREAS DEFINED
The parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Property, including employee parking areas, driveways and other areas and improvements provided by Landlord for the general use in common of tenants in the Property and their customers are referred to in this Lease as the “Common Areas.” Tenant shall be responsible for clearing of sidewalks or hazards, i.e. snow, ice and other debris.

SECTION 20.2   GRANT OF EASEMENT
Landlord further grants to Tenant the exclusive right and easement to use the portion of the Property crosshatched on Exhibit “A” for the parking, storage, cleaning and preparation of motor vehicles. Landlord represents that it has not granted, nor will it grant exclusive or non-exclusive rights in such crosshatched area to any other person or entity.

ARTICLE 21.  MISCELLANEOUS.

SECTION 21.1   NOTICES
All notices, demands and communications called for in this Lease will be given by registered or certified United States mail or available express mail carrier (Federal Express, Emery, Airborne, etc.), return receipt requested, to the following address or to such other address as Landlord or Tenant may designate by written notice to the other pursuant to this Section 22.1.

LANDLORD:     Michael and Christina Geis
6601 Tassel Avenue
Gillette, WY 82718
TENANT:            Labwire, Inc
14133 Memorial Drive, Suite 1
Houston, TX 77079

Such notice or other communication will be deemed given when received by the addressee, or on the date that the addressee refused delivery.

SECTION 21.2   FORCE MAJEURE
If either Landlord or Tenant is delayed or hindered in or prevented from performing any act or obligation called for by this lease by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or other reason beyond its control, then performance of such act or obligation will be excused for the period of the delay and the period for the performance of such act or obligation will he extended for a period equivalent to the period of the delay. The failure to make payments required under this Lease due to lack of funds will not, however, be considered a cause beyond the control of the party failing to pay.

SECTION 21.3   BROKERS
All brokerage commissions and finders' fees payable with respect to this Lease will be paid by Landlord. Landlord agrees to indemnity and hold Tenant harmless from all claims, fees, costs, damage or expense, including attorneys' fees, associated with any claim for a brokerage commission or similar fee related to this Lease.

SECTION 21.4   LITIGATION BETWEEN PARTIES
If legal action is necessary to enforce this Agreement, the prevailing party shall pay the reasonable attorneys' fees and court costs incurred by the nonprevailing party in enforcing this Agreement.

SECTION 21.5   SURRENDER
Tenant will peacefully and quietly surrender possession of the Premises to Landlord at the end of the Term. Tenant will have the right to remove all of its equipment, trade fixtures, decorations, inventory and other personal property from the Premises and will repair any damage done in the course of that removal. Any personal property remaining on the Premises 30 days following the expiration of the Term will be deemed abandoned and will become the property of Landlord, with the exception of Tenant’s motor vehicles, which will at all times continue to be the property of Tenant.

SECTION 21.6      ACQUISITION BY GOVERNMENT
If any governmental entity seeks to acquire the Premises or any part thereof, by eminent domain or similar authority, Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to such acquisition. Any and all funds received from any such settlement or other compensation paid for such acquisition shall belong solely to Landlord. If such, acquisition reduces the Premises but it is still feasible for Tenant to conduct business within the Premises, this Lease shall not terminate, but the base rental and all other charges hereunder shall be reduced appropriately; If such acquisition renders the conduct of Tenant's business within the Premises unfeasible, this Lease shall terminate as of the date that possession is delivered to the condemning entity. Such termination shall not be deemed a breach of this Lease by Landlord, nor shall it give rise to any claim by Tenant for damage or compensation by Landlord. Nothing in this Paragraph 21.6 shall deprive Tenant of the right to receive compensation paid for damage to, depreciation of or cost of removal of leasehold improvements, fixtures and personal property owned by Tenant which is taken in any such condemnation proceeding, Tenant's loss of business or relocation expenses. Tenant will also have the sole right to the entirety of any separate award made directly to Tenant.

SECTION 21.7   WARRANTY OF TITLE
Landlord covenant that they are the owners of the Premises and that Tenant shall peaceably and quietly have and occupy the Premises during the term of this Lease. If Landlord's title is subject to any mortgage or deed of trust, Landlord shall timely make the payments required on such obligation, if Tenant timely pays the rent and other charges imposed upon Tenant by this Lease.

SECTION 21.8   NO PARTNERSHIP.
The sole relationship between the parties shall be that of landlord and tenant and nothing contained in this Lease shall be construed to constitute Landlord as the partner, agent associate of, or in joint venture with Tenant in the conduct of Tenant's business.

SECTION 21.9   STATUS STATEMENTS.
If landlord so requests, from time to time, Tenant shall sign and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that such modifications are as set forth in said certificate and are in full force and effect). Said certificate shall also state that Tenant has accepted and occupied the Premises; Tenant has not paid rent in advance; Tenant is not aware of any prior assignment of this Lease by Landlord; Tenant has no monetary or other claims against Landlord under this Lease; the amount of monthly Base Rent and Other charges then due hereunder; and the date to which such rent and other charges have been paid.

SECTION 21.10   ENTIRE AGREEMENT
This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

SECTION 21.11   GOVERNING LAW
This Lease will be certified and interpreted in accordance with and be governed by the laws of the state wherein the Premises is located, to-wit; The Sixth Judicial District, Campbell County, Wyoming.

SECTION 21.12   SUCCESSORS AND ASSIGNS
The provisions of this Lease will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 21.13   ZONING, GOOD TITLE AND ENVIRONMENTAL
Landlord represents and warrants to Tenant that all of the following are true as of the Lease Date and shall be true as of the Commencement Date;

(a)      Landlord is the fee owner of the Property and has full right and lawful authority to execute this Lease and perform the obligations of Landlord herein contained without the consent or joinder of any other party.
(b)      The Premises is not subject to any easement, restriction, zoning ordinance or similar private or governmental regulation which would prevent or restrict its use as permitted herein, that no such action is threatened or pending, and the Premises is presently zoned for the permitted use.

SECTION 21.14   SUBORDINATION AND NON-DISTURBANCE
Tenant will subordinate this Lease to the interest of any ground lessor and the lien of any deed of trust or mortgage now or hereafter placed upon Landlord's interest in the Premises; provided, however, that Landlord procures from any ground lessor and from the holder of any deed of trust or mortgage affecting the Premises an agreement signed by such ground lessor or holder providing that (a) so long as Tenant is not in default hereunder beyond the applicable grace or cure period, its tenancy will not be disturbed, nor its rights under this Lease affected by any default under such ground lease or deed of trust or mortgage nor will Tenant be named as a defendant in any foreclosure proceeding and (b) in the event of re-entry under any such ground lease or foreclosure under any such mortgage or deed of trust, or a granting of a deed in lieu thereof, any ground lessor, trustee, mortgagee or purchaser of Landlord's interests will assume the obligations of Landlord under this Lease.

Landlord shall use good faith efforts to obtain a so-called "non-disturbance agreement" containing the provisions set forth in "(a)" and "(b)' above from any interest which, as of the date hereof,  is superior to the leasehold interest of Tenant hereunder.

SECTION 21.15   RESTRICTIVE COVENANT
Neither Landlord nor any person or entity associated or affiliated with Landlord will enter info a lease with or grant any right to any other person or entity which would permit the use of the Property or the Premises for the sale, rental or leasing of motor vehicles during the Term and for a period of 12 months following the expiration or earlier termination, of this Lease by Tenant, This provision will survive the expiration or earlier termination of this Lease by Tenant.

SECTION 21.16   EARLY TERMINATION
Tenant may terminate this Lease at any time upon not less than twelve (12,) months advance written notice to Landlord. If Tenant elects to terminate this Lease, Tenant shall pay Landlord an amount equal to twelve (12) monthly installments of the then current Rent as consideration for the early termination. Such payment will be made on or before the effective date of the termination.

SECTION 21.17   WAIVER OF LANDLORD’S LEIN
Landlord will not claim or have a lien of any kind, be it contractual or statutory, on or against Tenant's motor vehicles for non-payment of Rent, default by Tenant or any other reason, and Landlord shall be able to lien any other asset of the Tenant for non-payment of rent, default by Tenant except as prohibited in this section.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                                                                                 TENANT:
Michael or Christina Geis                                                                 LABWIRE

STATE OF TEXAS      )
            ) §
COUNTY OF HARRIS    )

The above and forgoing Commercial Lease was acknowledged before me this              day of February, 2008, by                         .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year last above written.

(SEAL)                                                                             Notary Public
                                          My Commission expires:
STATE OF WYOMING   )
) §
COUNTY OF CAMPBELL )

The above and foregoing Commercial Lease was acknowledged before me this        day of                 , 2008 by                   as                 of Dexter Morris/Labwire and he has acknowledged to me that he executed the same as his free act and deed for the purposes and consideration herein expressed, in the capacities herein.

(SEAL)                                                                             Notary Public
My Commission expires:
Jerri Hernandez
Notary Public, State of Texas
My Commission Expires January, 24, 2011